UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Hillenbrand Industries, Inc. and its Hill-Rom, Inc. and Hill-Rom Company, Inc. subsidiaries announced on November 16, 2005, that they have entered into an agreement in principle, in the form of a memorandum of understanding ("MOU"), with Spartanburg Regional Health Services District d/b/a Spartanburg Regional Healthcare System and the plaintiffs’ attorneys involved in the Spartanburg antitrust class action litigation to settle the case for $337.5 million. The proposed settlement also includes Hill-Rom’s commitment to continue certain company initiated practices. The proposed settlement is subject to a number of conditions, including the negotiation of a definitive settlement agreement and final court approval of that agreement following notice to class members. When finalized, the settlement is expected to resolve all of the plaintiffs’ claims and those of most U.S. purchasers or renters of Hill-Rom products from 1990 through the present. Hillenbrand and Hill-Rom believe the claims are without merit and continue to deny any and all allegations of wrongdoing. The proposed settlement is further described in the press release filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The MOU (without exhibits) is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated November 16, 2005 issued by the Company.

99.2 Memorandum of Understanding regarding settlement entered into as of November 10, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

November 16, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

November 16, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 16, 2005 issued by the Company.
99.2	Memorandum of Understanding regarding settlement entered into as of November 10, 2005.